UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

Amber Road, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)

Registrant’s telephone number:   (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2014, the Compensation Committee of the Board of Directors of Amber Road, Inc. (the “Company”) approved base salary increases for Thomas E. Conway, the Company’s Chief Financial Officer, and Albert C. Cooke III, the Company’s Vice President, Global Sales. Messrs. Conway and Cooke are each a named executive officer. The annual base salary of Mr. Conway was increased from $255,000 to $315,000, and the target percentage of his base salary to be paid upon achievement of certain performance criteria under the Company’s non-discretionary bonus program will remain at 50% of base salary based on the new salary level. Mr. Cooke’s annual base salary was increased from $225,000 to $272,000 with no change to his current bonus target. The base salary increases are effective as of July 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 9, 2014

AMBER ROAD, INC.

		By:	/s/ Elliot Brecher
Elliot Brecher
General Counsel